UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2026

AmperCap Acquisition Company

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43322	61-2317653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 East 49th Street, 18th Floor
New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 907-1171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	APMCU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	APMC	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination	APMCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Ordinary Shares and Share Rights

On June 25, 2026, AmperCap Acquisition Company (the “Company”) announced that, commencing on or about June 29, 2026, the holders of the units issued in its initial public offering (the “Units”), each Unit consisting of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one right (the “Share Right”) to receive one-tenth (1/10) of one Ordinary Share upon the consummation of the Company’s initial business combination, may elect to separately trade the Ordinary Shares and the Share Rights included in the Units. Any Units not separated will continue to trade on the Nasdaq Global Market under the symbol “APMCU.” The Ordinary Shares and the Share Rights are expected to trade on the Nasdaq Global Market under the symbols “APMC” and “APMCR,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Ordinary Shares and Share Rights.

A copy of the above-referenced announcement is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPERCAP ACQUISITION COMPANY

	By:	/s/ Harish Dadoo Gonzalez
		Name:	Harish Dadoo Gonzalez
		Title:	Co-Chief Executive Officer and Chief Financial Officer

Dated: June 25, 2026

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